                                                             Exhibit 10.8.3








                          STOCK PLEDGE AGREEMENT


                                  between


                        NRG GENERATING (U.S.) INC.
                               (as Pledgor)


                                    and


                               CREDIT SUISSE
                                (as Agent)






                         Dated as of June 28, 1996


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                             TABLE OF CONTENTS
                                                                       Page

 1.  Definitions                                            2
 2.  Grant of Security Interest                             2
 3.  Delivery of Collateral                                 3
 4.  Representations and Warranties                         4
 5.  Covenants and Agreements                               6
 6.  Voting Power, Dividends; Pledgor's
       Obligations Upon Event of Default                   10
 7.  Remedies; Rights Upon Event of Default                10
 8.  Application of Proceeds                               13
 9.  Security Interest Absolute                            13
10.  Agent Appointed Attorney-in-Fact                      14
11.  Agent May Perform                                     15
12.  No Duty on Agent's Part; Limitation on Agent's
       Obligations                                         16
13.  Reasonable Care                                       16
14.  Role of Agent                                         17
15.  Notices                                               17
16.  Subrogation, etc.                                     17
17.  Absence of Fiduciary Relation                         18
18.  Survival of Representations and Warranties            18
19.  No Waiver; Cumulative Remedies                        18
20.  Severability                                          18
21.  Exculpatory Provisions; Reliance by Agent             19
22.  Amendment                                             20
23.  Successors and Assigns                                20
24.  Number and Gender                                     20
25.  Headings Descriptive                                  20
26.  Governing Law; Jurisdiction; Waiver of Trial
       by Jury                                             20
27.  Continuing Pledge and Security
       Interest; Termination                               21
28.  Payments Set Aside                                    21
29.  Counterparts                                          22
Schedule
Schedule A:  Pledged Shares
Schedule B:  Financing Statement Filings

                          STOCK PLEDGE AGREEMENT


          This STOCK PLEDGE AGREEMENT (the "Stock Pledge Agreement"), dated as of June 28, 1996, by and between NRG GENERATING (U.S.) INC., a Delaware corporation ("Pledgor"), and CREDIT SUISSE, as agent ("Agent") on behalf of and for the benefit of the Secured Parties under the Credit Agreement (as defined below).

                           W I T N E S S E T H :


          WHEREAS, Pledgor is the sole stockholder of NRG Generating (Parlin) Cogeneration Inc., a Delaware corporation ("Borrower");

          WHEREAS, Borrower has entered into the Credit Agreement, dated as of May 17, 1996, by and among (i) Borrower and NRG Generating (Newark) Cogeneration Inc., a Delaware corporation ("NRG Newark"), (ii) Credit Suisse, Greenwich Funding Corporation and each Purchasing Lender and (iii) Agent (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), pursuant to which the Lenders are willing to provide the Loans and Commitments to Borrower and NRG Newark on the terms and subject to the conditions set forth in the Credit Agreement;

          WHEREAS, pursuant to this Stock Pledge Agreement, the Parlin Security Agreement, the Parlin Mortgage and certain other Loan Instruments, Agent is being appointed to assume and undertake, among other things, the rights and obligations conferred herein and therein on Agent for the equal and ratable benefit of the Secured Parties;

          WHEREAS, Pledgor shall derive substantial benefit from the making of the Additional Loan to Borrower and NRG Newark by the Lenders pursuant to the Credit Agreement; and

          WHEREAS, it is a condition precedent to the Lenders making of the Additional Loan under the Credit Agreement that Pledgor enter into this Stock Pledge Agreement and pledge the Pledged Shares (as defined below) to the Secured Parties in order to secure the obligations of Borrower and NRG Newark under the Credit Agreement and the other Loan Instruments;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders and Agent to make the Additional Loan and to make available the Debt Service Line of Credit Facility Commitment under the Credit Agreement, the parties hereto hereby agree as follows:



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          1.  Definitions.  Unless otherwise defined herein, all
capitalized terms used herein which are defined in the Credit Agreement shall have their respective meanings as therein defined. For purposes of this Stock Pledge Agreement, all other terms used herein and not otherwise defined herein which are defined in Article 9 of the Uniform Commercial Code (as the same may be in effect in the State of New York or any other applicable jurisdiction, the "Code"), shall have their respective meanings as therein defined.

          2.  Grant of Security Interest.

          (a) Collateral. As security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any and all of the Obligations (as defined below) now existing or hereafter arising, Pledgor hereby pledges, collaterally assigns, conveys, mortgages, hypothecates, transfers and delivers to Agent, and grants and creates a lien on and first priority security interest (the "Security Interest") in favor of Agent, for the equal and ratable benefit of the Secured Parties, in all right, title and interest of Pledgor in, to and under the following, whether now existing or hereafter acquired (the "Collateral"):

          (i) all shares of capital stock of Borrower now owned by Pledgor (as set forth on Schedule A) or hereafter acquired, directly or indirectly, by Pledgor (the "Pledged Shares");

          (ii) any cash dividends or other cash payments, additional shares or securities or other property at any time receivable or otherwise distributable in respect of, in exchange for, or in substitution of, any and all of the Pledged Shares (other than any cash dividends or other cash payments which are derived from distributions permitted under Section 5.1(c)(ix) of the Credit Agreement); and

          (iii) to the extent not otherwise included, all proceeds, products and accessions of and to any and all of the foregoing, including, without limitation, "proceeds" as defined in Section 9-306(l) of the Code, including whatever is received upon any sale, exchange, collection or other disposition of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or noncash proceeds, and any and all other amounts paid or payable under or in connection with any of the Collateral.

          (b) Obligations. This Stock Pledge Agreement secures, in accordance with the provisions hereof, the following obligations, now existing or hereafter arising (collectively, the "Obligations"):



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          (i)  payment and performance of the Obligations (as defined in the Parlin Security Agreement) and each and every obligation, indebtedness, covenant and agreement of Pledgor now or hereafter existing contained in any Loan Instrument to which Pledgor is a party, including, without limitation, this Stock Pledge Agreement and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor;

          (ii) payment of all sums advanced in accordance herewith or in accordance with any other Parlin Security Document by or on behalf of the Secured Parties (or any of them), to protect, retake, hold, prepare for sale or lease or otherwise dispose of or realize upon any of the collateral purported to be covered hereby or thereby, including, without limitation, those fees and expenses described in
     Section 5(c), with interest thereon at a rate equal to the Default Interest Rate from the date of demand therefor;

          (iii) performance of every obligation, indebtedness, covenant and agreement of Pledgor contained in any agreement now or hereafter executed by Pledgor which recites that the obligations thereunder are secured by this Stock Pledge Agreement; and

          (iv) payment of all sums, with interest thereon at the Default Interest Rate, that may become due and payable to or for the benefit of the Secured Parties (or any of them) pursuant to the terms of this Stock Pledge Agreement;

in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, reinstated, created or incurred, and including, without limitation, all indebtedness of Pledgor under any instrument now or hereafter evidencing or securing any of the foregoing.

          3. Delivery of Collateral. On or prior to the Initial Funding Date, the certificates evidencing the Pledged Shares pledged hereunder shall be delivered to Agent, duly endorsed in blank or with stock powers executed in blank annexed to each certificate. Agent shall have the right
(a) to hold any certificate(s) representing the Pledged Shares in its own name, or in the name of Pledgor endorsed or assigned in blank or in favor of Agent, or (b) to have the Pledged Shares or any part thereof registered in the name of Agent or in the name or names of Agent's nominees.



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          4.  Representations and Warranties.  Pledgor hereby represents and warrants to each of the Secured Parties as follows:

          (a) Organization and Existence. Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as presently conducted or proposed to be conducted makes such qualification necessary. Pledgor has the full power and authority to own its property and to carry on its business as now being conducted and as proposed to be conducted.

          (b) Authority, Enforceability. Pledgor has full power and authority to enter into and perform this Stock Pledge Agreement and any other Project Agreement to which it is a party and the entering into and performance of each such agreement by Pledgor has been duly authorized by all proper and necessary corporate action. This Stock Pledge Agreement and any other Project Agreement to which it is a party, when executed and delivered, will constitute the legal, valid and binding obligation of Pledgor, and the other parties thereto, enforceable in accordance with their respective terms.

          (c) No Breach. The execution, delivery and performance by Pledgor of this Stock Pledge Agreement do not and will not (i) require any Governmental Approval or any consent, filing or approval of any party which has not been obtained or made, (ii) violate any organization documents of Pledgor, (iii) violate any provisions of any Governmental Requirement applicable to Pledgor or any of its assets or the Parlin Project, (iv) contravene, violate or result in any breach of any provision of, or constitute a default under, any mortgage, indenture, contract, agreement or other undertaking to which Pledgor is a party or which purports to be binding upon Pledgor or upon any of Pledgor's assets or (v) result in the creation or imposition of any Lien (other than the Lien created pursuant to this Stock Pledge Agreement) on any of the assets of Pledgor pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which Pledgor is a party or which purports to be binding upon Pledgor or upon any of Pledgor's assets.

          (d) No Litigation. There is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other Governmental Authority pending or, to the best knowledge of Pledgor, threatened, against or affecting Pledgor or any of its property, revenues or assets or either Project that could have a Material Adverse Effect.



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Pledgor is not in default with respect to any order of any court, arbitrator, administrative agency, or other Governmental Authority.

          (e) Regulation of Pledgor. Pledgor is not now nor will it be, solely as a result of the participation by Pledgor or any of its Affiliates, separately or as a group, in the transactions contemplated hereby or any other Project Agreement to which it is a party, subject to regulation by any Governmental Authority as a "public utility," an "electric utility," an "electric utility holding company," a "public utility holding company," a "holding company," or a subsidiary or affiliate of any of the foregoing under any Governmental Requirements (including, without limitation, PUHCA and PURPA); provided, however, that Borrower alone shall be subject to regulation as a public utility under the FPA.

          (f) Compliance with Laws; Governmental Requirements. Pledgor is in compliance in all material respects with all Governmental Requirements. No Governmental Approvals are required in connection with the execution and delivery of this Stock Pledge Agreement or any other Project Agreement to which Pledgor is a party or the performance by Pledgor of its obligations hereunder or thereunder other than those which have been duly obtained or made and are in full force and effect, are final and are not subject to appeal or subject to any pending or, to Pledgor's knowledge, threatened judicial or administrative proceeding.

          (g) Title; No Other Liens. Pledgor is the legal and beneficial owner of the Collateral in existence on the date hereof and will be the sole owner of the Collateral hereafter acquired, free and clear of any and all Liens or claims of others (other than Permitted Liens), and Pledgor has full power and authority to grant the liens and security interests in and to the Collateral hereunder.

          (h) Perfection. Financing Statements or other appropriate instruments have been filed in the public offices set forth in Schedule B as may be necessary to perfect any Security Interest granted or purported to be granted hereby to the extent any such Security Interest may be perfected by the filing of a Financing Statement. All action necessary or desirable to perfect the Security Interest in each item of the Collateral will have been duly taken. Upon delivery of the Collateral to Agent, this Stock Pledge Agreement will constitute a valid and continuing Lien on and perfected Security Interest in the Collateral in favor of Agent for the equal and ratable benefit of the Secured Parties, superior and prior to the rights of all Persons, whether the Collateral subject to the Security Interest is now owned by Pledgor or is hereafter acquired.



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          (i)  No Default.  Pledgor is not in any material respect in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions applicable to Pledgor contained in any Project Agreement to which it is a party.

          (j) Governmental Authority. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority, any regulatory body or any other Person is required of Pledgor with respect to the exercise by Agent of the rights provided in this Stock Pledge Agreement or the remedies in respect of the Collateral pursuant to this Stock Pledge Agreement.

          (k) Taxes. Pledgor has filed or caused to be filed all tax returns that are required to be filed by it and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its assets and properties and all other taxes, fees or other charges imposed on it by any Governmental Authority (except taxes, fees and charges which are the subject of a Good Faith Contest by Pledgor), and Pledgor has no knowledge of any actual or additional assessment in connection therewith for which adequate provision is not made, and there is no assessment in connection therewith which is delinquent, unless it is the subject of a Good Faith Contest by Pledgor.

          (l) Chief Executive Office and Principal Place of Business. Pledgor's chief executive office is located in the State of Minnesota and its principal place of business and the place where Pledgor's records concerning the Collateral are kept is located in the States of New Jersey, Delaware or Minnesota.

          (m) Pledgor's Total Shares. The Pledged Shares pledged hereunder represent the total number of Pledged Shares owned by Pledgor and all of the issued and outstanding capital stock of Borrower, in each case, as of the date hereof.

          5. Covenants and Agreements. Pledgor hereby covenants and agrees that Pledgor shall faithfully observe and fulfill, and shall cause to be observed and fulfilled, each and all of the following covenants until all Obligations have been paid and performed in full:

          (a) Notice of Adverse Claims. Pledgor shall, promptly and in no event later than five days after Pledgor becomes aware of any information or knowledge of any adverse claim against the Collateral which could have a Material Adverse Effect, deliver to Agent and each of the Lenders notice of each such claim.



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          (b)  Further Assurances.  Pledgor shall, from time to time, at
Pledgor's expense, and upon request by Agent on behalf of the Secured Parties, promptly execute and deliver all further instruments and documents, and take all further action that Agent determines may be necessary, advisable or desirable in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

          (c) Fees and Expenses. Pledgor shall upon demand pay or cause to be paid to Agent the amount of any and all out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel and of any experts, any special consultants engaged, and any local counsel who might be retained by Agent, in connection with the transactions contemplated hereby) which Agent may incur in connection with (i) the sale of, collection from, custody or preservation of or other realization upon, any of the Collateral pursuant to the exercise or enforcement of any of the rights of Agent hereunder or (ii) the failure by Pledgor to perform or observe any of the provisions hereof, together with interest thereon at the Default Interest Rate or (iii) the execution, delivery and performance of this Stock Pledge Agreement, any agreement supplemental hereto and any instruments of further assurance. Any amounts payable by Pledgor pursuant to this Section 5(c) shall be payable on demand and shall constitute Obligations; provided, that recourse with respect to the obligations of Pledgor under this Section 5(c) shall be limited to the Collateral.

          (d) Filing Fees, Taxes, etc. Pledgor shall pay or cause to be paid all filing, registration and recording fees or re-filing, re-registration and re-recording fees, and all federal, state, county and municipal stamp taxes and other similar taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Stock Pledge Agreement, any agreement supplemental hereto and any instruments of further assurance; provided, that recourse with respect to the obligations of Pledgor under this Section 5(d) shall be limited to the Collateral.

          (e) Certificated Interest. If Pledgor shall become entitled to receive or shall receive any certificate, instrument, option or rights, whether as an addition to, in substitution of, or in exchange for the Collateral or any part thereof, or otherwise, Pledgor shall accept any such certificate, instrument, option or rights as Agent's agent, shall hold them in trust for Agent, and shall deliver them forthwith to Agent in the exact form received, with Pledgor's endorsement when necessary, or accompanied by duly executed instruments of transfer or assignment in blank or, if requested by Agent, an additional pledge agreement or security agreement executed and delivered by Pledgor, all in form and substance reasonably satisfactory to Agent, to be held by Agent, subject to the terms hereof, as further Collateral for the Obligations.

          (f) Change in Location, Name, etc. Pledgor shall not change its name, including, without limitation, any trade name or fictitious business, name or the location of its chief executive office, principal place of business or the place where its records concerning the Collateral are kept without giving Agent 30 days' advance written notice of such change.

          (g) Maintenance of Existence, Privileges, etc. Pledgor shall at all times (i) preserve and maintain in full force and effect (A) its existence as a corporation in good standing under the laws of the State of Delaware, (B) its qualification to do business in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary and where the failure to maintain such qualification could reasonably be expected to result in a Material Adverse Effect and (C) all of its powers, rights, privileges and franchises necessary for the ownership, maintenance and operation of the Project and the maintenance of its existence, except, in the case of clause (C) only, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect and (ii) obtain and maintain in full force and effect all Governmental Approvals and other consents and approvals required to be obtained and maintained by Pledgor at any time in connection with the maintenance, ownership or operation of the Borrower and where the failure to obtain and maintain in full force and effect such Governmental Approvals, consents and approvals could reasonably be expected to result in a Material Adverse Effect; provided, however, Pledgor may be merged or consolidated with or into another Person if: (i) either (x) Pledgor shall be the surviving Person or (y) the Person (if other than Pledgor) formed by such consolidation or into which Pledgor is merged shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Lenders and the Agent in form and substance satisfactory to the Majority Lenders and the Agent, all of the obligations of Pledgor under this Stock Pledge Agreement, (ii) immediately before and immediately after giving effect to such transaction, no Default shall have occurred and be continuing, (iii) immediately after, and giving effect to, such transaction and the assumption contemplated by clause (i)(y) above, and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, the surviving Person shall have a Net Worth (as defined in the Tax



                              8



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Indemnification Agreement) equal to or  greater than the Net Worth of
Pledgor immediately preceding such transaction and Pledgor shall have delivered to the Agent a certificate of an Authorized Officer of Pledgor stating that such consolidation or merger and such supplemental agreement comply with this Section 5(g) and that all conditions precedent herein provided relating to such transaction have been complied with.

          (h) Limitations on Liens on the Collateral. Pledgor shall not create, incur or permit to exist, shall defend the Collateral now owned or hereafter acquired by it against, and shall take such other action as is necessary to remove, any Lien or claim (other than Permitted Liens) on or to the Collateral, and shall defend the right, title and interest of Agent in and to any of the Collateral against the claims and demands of all Persons whomsoever.

          (i) Prohibition Against Transfers of Collateral. Without the prior written consent of the Majority Lenders, Pledgor shall not exchange, sell, transfer, pledge, hypothecate, assign, convey or otherwise dispose of, or permit to be exchanged, sold, transferred, pledged, hypothecated, assigned, conveyed or disposed of, any of the Pledged Shares.

          (j) No Additional Shares. Pledgor shall cause the Pledged Shares pledged hereunder to constitute at all times not less than all of the total number of shares of capital stock of Borrower then issued and outstanding (including treasury shares, if any), and shall not permit Borrower to issue or have outstanding any shares of any other class of its capital stock or to have outstanding any subscription agreements, warrants, rights or options to acquire any shares of any class of its capital stock.

          (k) Governmental Authority Requirements. Pledgor shall not take, or omit to take, any action (unless ordered to do so by a competent Governmental Authority having jurisdiction) in respect of Borrower and its business if, as a consequence directly or indirectly of such action or omission, Borrower becomes subject to regulation by any Governmental Authority as a "public utility," an "electric utility," an "electric utility holding company," a "public utility holding company" or a subsidiary or affiliate of any of the foregoing under any Governmental Requirement (including, without limitation, PUHCA, FPA and PURPA) or as a "holding company" within the meaning of PUHCA; provided, however, that Borrower shall be subject to regulation as a public utility under the FPA.



                              9



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          6.  Voting Power, Dividends; Pledgor's Obligations Upon Event of
Default.

          (a) Voting Power, Dividends. Notwithstanding any other provision contained in this Stock Pledge Agreement to the contrary, unless an Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive all dividends and other payments payable with respect to the Pledged Shares and exercise all voting and other consensual rights and take all action permitted to a stockholder of Borrower in its capacity as such, and Agent, upon the written request of Pledgor, shall promptly deliver such proxies and other documents, if any, as shall be reasonably requested by Pledgor which are necessary to allow Pledgor to exercise voting power with respect to any of the Pledged Shares; provided, Pledgor
(i) shall not vote such Pledged Shares in any manner that would violate the terms of this Stock Pledge Agreement, the Credit Agreement or any other Loan Instrument or that would cause an Event of Default and (ii) agrees that any dividends and other payments paid by Borrower to Pledgor where such dividends and other payments, as the case may be, are derived from distributions made to Borrower in violation of the Credit Agreement shall be restored to Borrower by deposit into an account designated by Agent promptly upon demand by Agent or upon Pledgor becoming aware of receipt of such dividends made from a non-complying distribution.

          (b) Pledgor's Obligations Upon Event of Default. If an Event of Default shall occur and be continuing then, following notice from Agent to Pledgor, (i) all payments received by Pledgor under or in connection with any of the Collateral shall be held by Pledgor in trust for Agent, shall be segregated from other funds of Pledgor and shall, forthwith upon receipt by Pledgor, be turned over to Agent or its designee in the same form as received by Pledgor (duly endorsed by Pledgor to Agent, if requested), and
(ii) any and all such payments so received by Agent or its designee (whether from Pledgor or otherwise) may, in the sole discretion of Agent or its designee, be held by Agent or such designee as collateral security for, and/or then or at any time thereafter be applied, subject only to the relevant provisions of the Credit Agreement or as otherwise may be required by applicable law, in whole or in part by Agent or its designee in the manner specified in Section 8 hereof, unless otherwise agreed to by the Majority Lenders in a writing delivered to Agent.

          7. Remedies; Rights Upon Event of Default. Pledgor hereby relinquishes to Agent upon the occurrence and during the continuance of an Event of Default all right, title and interest which Pledgor has in the Collateral. Upon the occurrence and during the continuance of an Event of Default Agent, for the



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equal and ratable benefit of and on behalf of the Secured Parties, may do one or more of the following:

          (a) Declare, without presentment, demand, protest or notice of any kind, all of which Pledgor hereby expressly waives, all Obligations to be immediately due and payable, whereupon all of such Obligations declared due and payable shall be and become immediately due and payable; provided, however, if an Event of Default occurs pursuant to Section 6.1(h), (i) or
(t) of the Credit Agreement the acceleration provided for in this Section 7(a) shall be deemed to have been made upon the occurrence of such Event of Default without declaration or any other action by Agent;

          (b) Upon notice to Pledgor, which notice need not be in writing, make such payments and do such acts as Agent may deem necessary to protect, perfect or continue the perfection of the Secured Parties' Security Interest in the Collateral including, without limitation, paying, purchasing, contesting or compromising any Lien which is, or purports to be, prior to or superior to the Security Interest granted hereunder, and commencing, appearing or otherwise participating in or controlling any action or proceeding purporting to affect the Secured Parties' Security Interest in or ownership of the Collateral;

          (c) Foreclose on the Collateral as herein provided or in any manner permitted by law and exercise any and all of the rights and remedies conferred upon the Secured Parties by any of the Project Agreements either concurrently or in such order as Agent may determine without affecting the rights or remedies to which the Secured Parties may be entitled under the Credit Agreement or any other Loan Instrument. Pledgor hereby waives, to the extent permitted by applicable law, notice and judicial hearing in connection with Agent's taking possession or collection, recovery, receipt, appropriation, repossession, retention, set-off, sale, leasing, conveyance, assignment, transfer or other disposition of or realization upon any or all of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which Pledgor would otherwise have under the constitution or any statute or other law of the United States of America or of any state;

          (d) Without notice, except as specified below, sell the Collateral, or any part thereof, in one or more parcels at public or private sale, at any of Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least



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10 days' notice to Pledgor of the time and the place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Agent on behalf of the Secured Parties. Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Agent shall incur no liability as a result of the manner of sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. Agent may, in its sole discretion, at any such sale restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including a requirement that the prospective bidders or purchasers represent and agree, to the satisfaction of Agent, that they are purchasing the Collateral for their own account, for investment, and not with a view to the distribution or resale of any thereof. Pledgor hereby waives, to the extent permitted by applicable law, any claims against Agent arising by reason of the fact that the price at which the Collateral, or any part thereof, may have been sold at a private sale was less than the price which might have been obtained at public sale or was less than the aggregate amount of the Obligations, even if Agent accepts the first offer received which Agent in good faith deems to be commercially reasonable under the circumstances and does not offer the Collateral to more than one offeree. To the full extent permitted by law, Pledgor shall have the burden of proving that any such sale of the Collateral was conducted in a commercially unreasonable manner. To the extent permitted by law, Pledgor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Pledgor authorizes Agent, at any time and from time to time, to execute, in connection with a sale of the Collateral pursuant to the provisions of this Stock Pledge Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

          (e) At any time, upon notice to Pledgor, register the Collateral in the name of Agent or its nominee as pledgee or otherwise take such action as Agent shall in its sole discretion deem necessary or desirable with respect to the Collateral, and Agent or its nominee may thereafter, in its sole discretion, without notice, exercise all voting and other rights relating to the Collateral and exercise any and all rights, privileges or options pertaining to the Collateral as if it were the absolute owner thereof, and exchange, at its sole discretion, any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of either Borrower, all without liability except to account for property actually received by Agent, but Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing, except to the extent that such failure or delay constitutes gross negligence or willful misconduct;

          (f) Exercise such voting and other consensual rights and rights to receive and hold as Collateral dividends and other payments which Pledgor would otherwise be entitled to receive or exercise, as the case may be, pursuant to Section 6(a) and all such voting and consensual rights and rights to receive the dividends and other payments which Pledgor would otherwise be authorized to exercise, receive and retain pursuant to Section 6(a) shall cease and all such rights shall thereupon become vested in Agent; and

          (g) Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the Code.

          8. Application of Proceeds. The net proceeds of any foreclosure, collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied in the following order:

          (a) To the repayment of the costs and expenses of retaking, holding and preparing for the sale and the selling of the Collateral (including, without limitation, attorneys' fees and expenses and court costs and those amounts payable to Agent pursuant to Section 5(c)) and the discharge of all assessments, encumbrances, charges or liens, if any, on the Collateral prior to the lien hereof;

          (b) To the payment in full of the Obligations in accordance with the priority of application specified in Section 2.10(c) of the Credit Agreement; and

          (c) If all Obligations have been indefeasibly paid, satisfied and discharged in full, any surplus then remaining shall be paid to Pledgor, subject, however, to the rights of the holders of any then existing liens on the Collateral of which Agent has actual notice (without investigation).

          9. Security Interest Absolute. All the rights of Agent and Secured Parties hereunder and the Security Interest and all obligations of Pledgor hereunder shall be absolute and unconditional irrespective of:

          (i) any lack of validity or enforceability of any of the Project Agreements or any other agreement or instrument relating thereto;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any of the Project Agreements or any of the Collateral or any other agreement or instrument related thereto;

          (iii) any exchange or release of any Collateral or any other collateral, or the non-perfection of any of the Security Interest, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations; or

          (iv) to the full extent permitted by law, any other circumstance that might otherwise constitute a defense available to, or a discharge of, Pledgor or any third party pledgor other than payment in full of the Obligations.

          10.  Agent Appointed Attorney-in-Fact.

          (a) Powers. Pledgor hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest), with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time upon the occurrence and during the continuance of an Event of Default in Agent's discretion, to take any action and to execute any and all documents and instruments which Agent may deem necessary or advisable to accomplish the purposes of this Stock Pledge Agreement, without notice to Pledgor, including, without limitation:

          (i) to exercise all rights, powers and privileges of a stockholder of Borrower;

          (ii) to receive, endorse and collect all instruments made payable to Pledgor representing any dividends, payments or other distributions in respect of the Collateral or any part thereof and to give full discharge for the same and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any and all of such dividends, or other distributions;

          (iii) to pay or discharge taxes and liens levied or placed on the Collateral; and

          (iv) (A) to direct any party liable for any payment under or in respect of or arising out of any of the Collateral to make payment of any and all moneys due or to become due in connection therewith directly to Agent or as Agent shall direct, (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (D) to defend any suit, action or proceeding brought against Pledgor with respect to any Collateral, (E) to settle, compromise or adjust any suit, action or proceeding described in clauses (C) and (D) above and, in connection therewith, to give such discharges or releases as Agent acting in good faith may deem appropriate and (F) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and (G) to do, at Agent's option and at Pledgor's expense, at any time, or from time to time, all acts and things which Agent deems necessary to protect, preserve or realize upon the Collateral and the Security Interest granted herein and to effect the intent of this Stock Pledge Agreement, all as fully and effectively as Pledgor might do.

          (b) Other Powers. Pledgor further authorizes Agent, at any time and from time to time (i) to execute, in connection with any sale provided for hereunder, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and (ii) to the full extent permitted by applicable law, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor.

          11. Agent May Perform. Upon the occurrence and during the continuance of an Event of Default, Agent, without releasing Pledgor from any obligation, covenant or condition hereof, itself may make any payment or perform, or cause the performance of, any such obligation, covenant, condition or agreement or any other action in such manner and to such extent as Agent may deem necessary to protect, perfect or continue the perfection of the Secured Parties' Security Interest in the Collateral.
Any costs or expenses incurred by Agent in connection with the foregoing shall be governed by the Loan Instruments, constitute a part of the Debt secured by the Parlin Security Documents, shall bear interest at a rate equal to the Default Interest Rate and be payable by Pledgor upon demand by Agent.

          12.  No Duty on Agent's Part; Limitation on Agent's Obligations.

          (a) No Duty on Agent's Part. The powers conferred on Agent hereunder are solely to protect Agent's and the other Secured Parties' interests in the Collateral and shall not impose any duty upon Agent to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers.

          (b) Limitations on Agent's Obligations. Anything herein to the contrary notwithstanding, Pledgor shall remain liable with respect to the Collateral, and with respect to this Stock Pledge Agreement and any other Project Agreement to which it is a party to the extent set forth therein, to perform all of its duties and obligations in connection therewith or thereunder, to the same extent as if this Stock Pledge Agreement had not been executed. The exercise by Agent of any of the rights or remedies hereunder shall not release the Pledgor from any of its duties or obligations under this Stock Pledge Agreement or any other Project Agreement to which it is a party. All of the Collateral is hereby assigned to Agent solely as security, and Agent shall have no duty, liability or obligation whatsoever with respect to any of the Collateral, unless Agent so elects in writing consistent with its rights under this Stock Pledge Agreement.

          13. Reasonable Care. Agent shall exercise the same degree of care hereunder as it exercises in connection with similar transactions for its own account. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent accords or would accord collateral held by Agent in similar transactions for its own account. Without limiting the generality of the foregoing and except as otherwise provided by applicable law, Agent shall not be required to marshall any collateral, including, without limitation, the Collateral subject to the Security Interest created hereby and any guaranties of the Obligations, or to resort to any item of Collateral or guaranties in any particular order; and all of Agent's rights hereunder and in respect of such Collateral and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that Pledgor lawfully may, Pledgor hereby (a) agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Agent's rights under this Stock Pledge Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed and (b) irrevocably waives the benefits of all Laws and any and all rights to equity of redemption or other rights of redemption that it may have in equity or at law with respect to the Collateral.

          14. Role of Agent. The rights, duties, liabilities and immunities of Agent and its appointment and replacement hereunder shall be governed by Article 7 of the Credit Agreement.

          15. Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be given and deemed to have been given in accordance with Section 8.1 of the Credit Agreement and the information set forth immediately below shall apply to Pledgor:

          If to Pledgor:

          NRG Generating (U.S.) Inc.
          1221 Nicollet Mall
          Suite 700
          Minneapolis, MN  55403
          Attn:  Leonard A. Bluhm
          Tel:   (612) 373-5305
          Fax:   (612) 373-5312

          16. Subrogation, etc. Notwithstanding any payment or payments made by Pledgor or the exercise by Agent of any of the remedies provided under this Stock Pledge Agreement, the Credit Agreement or any other Loan Instrument, until all amounts owing to the Secured Parties by Borrower for or on account of the Obligations are indefeasibly paid in full, Pledgor shall not be entitled to be subrogated to any of the rights of the Secured Parties against Borrower or any collateral security or guaranty held by the Secured Parties for the satisfaction of any of the Obligations, nor shall Pledgor seek any reimbursement, indemnity, exoneration or contribution from Borrower in respect of payments made by Pledgor hereunder. Notwithstanding the foregoing, if any amount shall be paid to Pledgor on account of such subrogation, reimbursement, indemnity, exoneration or contribution rights at any time prior to such time as all Obligations are indefeasibly paid in full, such amount shall be held by Pledgor in trust for the Secured Parties, segregated from other funds of Pledgor, and shall be turned over to Agent for the benefit of the Secured Parties, in the exact form received by Pledgor (duly endorsed by Pledgor to Agent for the benefit of the Secured Parties, if required), to be applied against such amounts in such order as Agent may elect.

          17. Absence of Fiduciary Relation. Agent undertakes to perform or to observe only such of its agreements and obligations as are specifically set forth in this Stock Pledge Agreement or any other Loan Instrument, and no implied agreements, covenant or obligations with respect to Pledgor, any Affiliate of Pledgor or any other party to any of the Project Agreements shall be read into this Stock Pledge Agreement against Agent or any of the Secured Parties. Neither Agent nor any of the Secured Parties in its and their capacity as such is a fiduciary of and shall not owe or be deemed to owe any fiduciary duty to Pledgor or any Affiliate of Pledgor or any other party to any of the Project Agreements, except as otherwise specifically provided by applicable law.

          18. Survival of Representations and Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Stock Pledge Agreement and the other Loan Instruments, and shall be deemed to be material and to have been relied upon by Agent and the Secured Parties, regardless of any investigation made by or on behalf of Agent or the Secured Parties.

          19. No Waiver; Cumulative Remedies. By exercising or failing to exercise any of its rights, options or elections hereunder (without also expressly waiving the same in writing), Agent, on behalf of the Secured Parties, shall not be deemed to have waived any breach or default on the part of Pledgor or to have released Pledgor from any of its obligations secured hereby. No failure on the part of Agent to exercise, and no delay in exercising (without also expressly waiving the same in writing) any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. Agent, acting on behalf of the Secured Parties, shall have all of the rights and remedies granted under the Credit Agreement or any other Loan Instrument, and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against Pledgor or any Collateral, at the discretion of Agent with the consent of the Majority Lenders.

          20. Severability. Any provision of this Stock Pledge Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. Where provisions of any law or regulation resulting in such prohibition or unenforceability may be waived they are hereby waived by Pledgor and Agent to the full extent permitted by law so that this Stock Pledge Agreement shall be deemed a valid, binding agreement, and the Security Interest created hereby shall constitute a continuing first lien on and first perfected security interest in the Collateral, in each case enforceable in accordance with its terms.

          21.  Exculpatory Provisions; Reliance by Agent.

          (a) Exculpatory Provisions. Subject to Section 13 hereof, neither Agent nor any Secured Party, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable to Pledgor for any action taken or omitted to be taken by it or them under or in connection with this Stock Pledge Agreement or any other Project Agreement, or responsible in any manner to any Person for any recitals, statements, representations or warranties made by Pledgor or any officer thereof contained in this Stock Pledge Agreement or any other Project Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by Agent or any Secured Party under or in connection with, this Stock Pledge Agreement or any other Project Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Stock Pledge Agreement or any other Project Agreement or for any failure of Pledgor to perform any of the Obligations. Neither Agent nor any Secured Party shall be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Stock Pledge Agreement or any other Project Agreement, or to inspect the properties or records of Pledgor.

          (b) Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Pledgor), independent accountants and other experts selected by Agent. Agent shall have no obligation to any Person to act or refrain from acting or exercising any of its rights under this Stock Pledge Agreement.

          22. Amendment. This Stock Pledge Agreement may be amended, modified or rescinded only by a writing expressly referring to this Stock Pledge Agreement and signed by all the parties hereto.

          23. Successors and Assigns. This Stock Pledge Agreement shall be binding upon and inure to the benefit of Pledgor and Agent for the benefit of the Secured Parties and their respective successors and permitted assigns. In the event of any assignment or transfer by any Secured Party of any instrument evidencing all or any part of the Obligations, the holder of such instrument shall, subject to the Credit Agreement, be entitled to the benefits of this Stock Pledge Agreement.

          24. Number and Gender. Whenever used in this Stock Pledge Agreement, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

          25. Headings Descriptive. The captions or headings of the several sections and subsections and the table of contents of this Stock Pledge Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Stock Pledge Agreement.

          26.  Governing Law; Jurisdiction; Waiver of Trial by Jury.

          (a) Governing Law. This Stock Pledge Agreement shall be governed by and construed in accordance with the internal laws of the State of New York as to interpretation, enforcement, validity, construction, effect and in all other respects, but excluding perfection, which shall be governed by the laws of the jurisdiction relevant thereto.

          (b) Jurisdiction. With respect to any legal action or proceeding brought by Agent or the Secured Parties against Pledgor arising out of or in connection with this Stock Pledge Agreement, Pledgor hereby irrevocably (i) consents to the jurisdiction of any state or federal court located in the State of New York, (ii) consents to the service of process outside the territorial jurisdiction of said courts in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, to the address specified by Pledgor for the receipt of notices if such address is outside such territorial jurisdiction and (iii) waives any objection to the venue of the aforesaid courts. Pledgor hereby irrevocably designates, appoints and empowers CT Corporation System, 1633 Broadway, New York, NY, 10019, as its designee, appointee and agent to receive and accept service of any and all legal process, summons, notices and documents arising out of this Stock Pledge Agreement. Pledgor agrees it will at all times continuously maintain either a registered office or an agent to receive service of process in the State of New York on behalf of itself and its properties with respect to this Stock Pledge Agreement.

          (c) Waiver of Trial by Jury. WITH REGARD TO THIS STOCK PLEDGE AGREEMENT, EACH OF THE PARTIES HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING AND FOR ANY COUNTERCLAIM THEREIN.

          27. Continuing Pledge and Security Interest; Termination. This Stock Pledge Agreement shall create a continuing assignment, pledge and first priority Security Interest in the Collateral and shall remain in full force and effect for the benefit of Agent and the Secured Parties until all Obligations have been paid and performed in full. Upon the happening of such event, the Security Interest granted hereby shall terminate. Upon such termination, Agent shall, upon the request and at the expense of Pledgor, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination or expiration.

          28. Payments Set Aside. To the extent that Pledgor or Borrower or any other Person on behalf of Pledgor or Borrower makes a payment or payments to Agent and/or any Secured Party, or Agent and/or any Secured Party enforce the Security Interests or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or any part thereof originally intended to be satisfied, and this Stock Pledge Agreement and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

          29. Counterparts. This Stock Pledge Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Stock Pledge Agreement to be duly executed as of the day and year first written above.



                             NRG GENERATING (U.S.) INC., as Pledgor




                             By:
                                Name:   Leonard A. Bluhm
                                Title:  President


                             CREDIT SUISSE, as Agent




                             By:
                                Name:
                                Title:



                             By:
                                Name:
                                Title:

                                            Schedule A
                                              to the
                                       Stock Pledge Agreement


                              Pledged Shares



      Issuer                Class            No. of Shares

NRG Generating             Common                 100
(Parlin)
Cogeneration, Inc.

                                             Schedule B
                                              to the
                                       Stock Pledge Agreement


                        FINANCING STATEMENT FILINGS


1.   Secretary of State, Delaware

2.   Secretary of State, Minnesota

3.   County Clerk, Hennepin County, Minnesota

4.   Secretary of State, New Jersey

5.   County Clerk, Middlesex County, New Jersey

6.   Secretary of the Commonwealth, Pennsylvania

7.   Prothanatary, Philadelphia County, Pennsylvania